UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 11, 2004

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place Austin, MN 55912
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – OTHER EVENTS

Item 8.01 Other Events

On November 11, 2004, the Company issued a press release raising its earnings guidance for the fourth quarter of fiscal 2004 ending October 30, 2004.  The text of the press release follows:

“AUSTIN, MINN., November 11, 2004 (BUSINESS WIRE) - Hormel Foods Corporation (NYSE: HRL) today reported that it expects fully diluted GAAP earnings for the fourth quarter ending October 30, 2004 to be in the range of $.48 - $.50 per share.

‘Better-than-expected turkey markets and strong demand for our value-added turkey products enables us to increase our previous guidance of $.40 - $.46 per share to $.48 - $.50 per share,’ said Joel W. Johnson, chairman of the board and chief executive officer.

‘Jennie-O Turkey Store operating profit will significantly exceed last year’s fourth quarter results and provides a great start to 2005.  We will provide more details about the quarter and the fiscal 2005 outlook on Wednesday, November 24, 2004 when we release our fourth quarter earnings,’ Johnson concluded.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking information based on management’s current views and assumptions.  Actual events may differ.  Please refer to the Cautionary Statement Relevant to Forward-Looking Statements and Information that appears on Exhibit 99.1 of the company’s Annual Report on Form 10-K for the fiscal year ended October 25, 2003, which can be accessed at http://www.hormel.com”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated:	November 12, 2004	By	/s/ M. J. McCOY
M. J. McCOY
Executive Vice President
and Chief Financial Officer

Dated:	November 12, 2004	By	/s/ J. N. SHEEHAN
J. N. SHEEHAN
Vice President and Controller